Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
United Natural Foods, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-230570) on Form S-3 and (Nos. 333-252407, 333-235583, 333-222257, 333-208695, 333-227918, 333-185637, 333-161845, 333-123462, and 333-106217) on Form S-8 of United Natural Foods, Inc. of our report dated September 27, 2022, with respect to the consolidated balance sheets of United Natural Foods, Inc. and subsidiaries as of July 30, 2022 and July 31, 2021, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended July 30, 2022, and the related notes (collectively the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of July 30, 2022, which report appears in the July 30, 2022 annual report on Form 10-K of United Natural Foods, Inc.

/s/ KPMG LLP

Providence, Rhode Island
September 27, 2022